                                                                    EXHIBIT 10.5

                                 LATTER & BLUM
                                  INC/REALTORS
                        SUBRENEWAL & EXTENSION OF LEASE

       The lease between the undesigned, dated February 14, 1995, as the same may have been amended, modified or extended, covering the following described property:

       737 St. Joseph Lane  Harvey, La.


is hereby renewed and extended for a period of 1 year commencing on February 1, 1996 and ending on January 31, 1997, at a monthly rental of $4,290.00 per month

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(s $4,290.00) and otherwise under all of the terms, provisions and conditions of said lease, except that the lessee shall not hereafter be entitled to any option or privilege of renewal that may be contained in said lease (provided that if said lease contains options or privilege to renew for more than one period and this instrument represents the exercise of the option or privilege to renew for the first or a subsequent period, this instrument shall not deny or affect the right of the lessee to exercise the options or privileges to renew for periods subsequent to the period covered by this renewal and extension of said lease). Any default under said lease shall be considered a default under this renewal and extension thereof.

       Latter & Blum, Inc. is made a party hereto for the sole purpose of enforcing its rights to commissions.





                                          Dated:            11 3 95
---------------------------------------         --------------------------------
Guarantor (if any)
LATTER & BLUM, INC./s/James Barse, CCIM   Lessee         /s/ Tom M. Kellahan

By:    James Barse, CCIM
              Agent
                                          Lessor
                                                --------------------------------
Latter & Blum, Inc. hereby agrees to and
accepts this foregoing agreement, this
10-31-95
--------
 (date)
                                          Latter & Blum, Inc.
                                          By:
                                             -----------------------------------
                                                        Vice President

                               SUBLEASE AGREEMENT


       THIS SUBLEASE AGREEMENT (the "Sublease") made and entered into as of February 6, 1995, by and between Weatherford U.S., Inc., a Delaware corporation with an office at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056 ("Sublandlord"), and American Oilfield Divers, Inc., a Louisiana corporation with an office at 130 E. Kaliste Saloom Road, Lafayette, LA 70508 ("Subtenant").


                              W I T N E S S E T H:

       WHEREAS, Rathborne Properties, Inc., ("Landlord") has leased to Sublandlord certain property located in Harvey, Jefferson County, Louisiana, known as 737 St. Joseph Street, more fully described on Exhibit "A" attached hereto, together with the buildings and improvements thereon ("Leased Premises"), in accordance with the provisions of a certain Lease of Commercial Property dated October 14, 1988, as amended ("Master Lease"), a copy of which is attached hereto as Exhibit "B", said Master lease to expire July 31, 1999; and

       WHEREAS, Sublandlord and Subtenant desire to provide for the subletting of the Leased Premises from Sublandlord to Subtenant; and

       WHEREAS, Landlord has consented to the subletting of the Leased
Premises;

       NOW, THEREFORE, in consideration of the rent herein specified to be paid by Subtenant, and in consideration of the covenants, conditions and agreements hereinafter set forth, Sublandlord does hereby sublet and demise unto Subtenant the Leased Premises specified herein on the following terms and conditions.

       1. Premises. Sublandlord hereby sublets to Subtenant the Leased Premises designated on the map attached hereto as Exhibit "C" ("Subleased Premises"). Subtenant represents it has inspected the Subleased Premises and accepts same in its present "as is, where is, with all faults" condition.

       2. Term. The term of this Sublease will commence on February 6, 1995 and will terminate on January 31, 1996. Subtenant shall have the option to extend the Sublease for an additional twelve month period beginning January 31, 1996 by delivering 90 days written notice to Sublandlord of its intent to exercise such option; provided, however, if Subtenant does not deliver such notice, the Sublease shall terminate in accordance with Section 2 hereof.

       3. Rent. Subtenant agrees to pay Sublandlord, as rent under this Sublease, a monthly sum of Four thousand two hundred ninety Dollars ($4,290.00). Rent shall be due and payable in advance on the first day of each month. Rent for any period during the term hereof which is for less than one month shall be a pro-rata portion of the monthly installment.

       4. Security Deposit. Subtenant agrees to deposit with Sublandlord upon execution of the Sublease the sum of four thousand two hundred and ninety Dollars ($4,290.00) to ensure performance and observance by Subtenant of the terms of this Sublease. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Subtenant performs all of Subtenant's obligations hereunder, said deposit, or so much thereof as has not been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant within thirty (30) days after the expiration of the term hereof or after Subtenant has vacated the Leased Premises, whichever is later.

       5. Utilities. Subtenant agrees to arrange for service in its own name and pay all charges for telephone services, gas, water, sewage, electricity and light used by Subtenant on the Subleased Premises and agrees to indemnify Sublandlord against any liability for the same.

       6. Maintenance, Repairs and Alterations. Subtenant, at Subtenant's expense, shall be responsible for the repair and maintenance of the Leased Premises and agrees that it will promptly repair, or have repaired, in a good and workmanlike manner any damage to the Leased Premises. Subtenant agrees to indemnify Sublandlord against any liability for the cost of any such repairs and maintenance. Any alterations made by Subtenant will be made in strict accordance with applicable provisions of the Master Lease.

       7. Taxes. Subtenant agrees to pay all applicable personal property taxes assessed against Subtenant's personal property, trade fixtures or equipment located on the Leased Premises during the term hereof. Subtenant agrees to pay all applicable real property taxes assessed against the Leased Premises during the term hereof.

       8. Indemnification and Insurance. Sublandlord shall not be liable or responsible for any personal property of Subtenant, or of its employees, agents, customers or other invitees of Subtenant, wherever located in or about the Leased Premises. Subtenant agrees that it will at all times defend, indemnify and save and keep Sublandlord Harmless from and against any and all loss, cost, damage, liability or expense (including but not limited to attorney's fees) occasioned by any act or neglect by Subtenant or anyone claiming under Subtenant, or by any breach of Subtenant's obligations hereunder, or arising out of any accident causing death or injury to any person whomsoever or damage to any property whatsoever resulting from the occupancy and/or any use of the Leased Premises by Subtenant or by any person or persons holding under Subtenant or by any of their employees, agents, customers or other invitees. Subtenant further agrees to pay all attorney's fees and expenses incurred by Sublandlord in collecting the rent or other moneys due hereunder and enforcing any of the other obligations of Subtenant hereunder. Subtenant shall not be responsible for any claim or action caused by or resulting from the negligent acts of Sublandlord, its employees or agents. Subtenant shall, at its expense, maintain with a reputable insurance company or companies authorized to do business in the State of Louisiana the following insurance coverage:

       (1) Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises or the adjoining streets and sidewalks, in amounts not less than $1,000,000 for injury or death to more than one person arising out of any one occurrence, and $1,000,000 for property damage arising out of any one occurrence;

       (2) Workers' compensation insurance covering the statutory liability of Subtenant with respect to persons employed in connection with any work done on or about the Leased Premises.

       (3) All risk property policy, insuring against any loss of damage caused by fire, windstorm, lightning, riot, civil commotion, malicious mischief, vandalism, water damage, and such other and usual customary coverage included in all-risk property coverage; written at full insurable value, with replacement cost endorsement, including theft; covering all of Subtenant's personal property at the Leased Premises (including, without limitation, equipment, trade fixtures, inventory, supplies, floor coverings, furniture and other property removable by Subtenant under the provisions of this Sublease) and any improvements installed in the Leased Premises by or on behalf of Subtenant.

       (4)    Comprehensive boiler and machinery equipment policy.

       Subtenant shall deliver to Sublandlord upon execution of this Sublease certificates of insurance evidencing the coverages required to be maintained hereunder, and shall provide updated certificates as necessary or upon Sublandlord's request. Subtenant agrees to name Sublandlord and Landlord as additional assureds under all applicable insurance policies, and Subtenant agrees to waive all of its subrogation rights against Sublandlord and Landlord.

       9. Environmental Assessment: An environmental assessment of the Leased Premises has been conducted by Sublandlord, and a copy of the report issued dated October 25, 1993 has previously been furnished to Subtenant and accepted by Subtenant. Subtenant shall conduct any environmental assessment of the Leased Premises immediately after the termination of this Lease. The method and procedures utilized in both assessments shall be substantially the same. If after comparing the two assessments there is an increase in the level of Hazardous Material (as hereinafter defined), or if there appears the presence of a Hazardous Material which was not present in the initial assessment, then Subtenant agrees to remediate the presence of the Hazardous Material. Subtenant's obligations under this provision are limited to the presence of Hazardous Material or, as the case might be, increased level of Hazardous Material as a result of the negligent actions or failure to act or wilful misconduct of the Subtenant, its officers, employees or agents, but shall not include negligent actions or failure to act or wilful misconduct of adjacent land owners, the Sublandlord or the Landlord. Subtenant hereby defends, indemnifies and holds Sublandlord and Landlord and their respective officers, directors and employees harmless from any and all claims, judgments, damages, penalties, fines, costs and liabilities in connection with or related to Subtenant's possession and/or use of the Leased Premises and the presence of Hazardous Materials on the Leased Premises pursuant to this provision. For purposes of this Sublease, "Hazardous Material" shall mean any pollutant, toxic substance, solid waste, hazardous waste, hazardous material, hazardous substance or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordnance, rule or by-law, whether existing as of the date hereof, previously enforced or subsequently enacted.

       10. Assignment and Subletting. Subtenant shall not assign this Sublease or sublet the Leased Premises or any part thereof without the prior written consent of Sublandlord and Landlord.

       11. Default. If Subtenant fails to pay the rent when due and payable, and the same shall remain unpaid for five (5) days thereafter, or in case Subtenant shall neglect or fail to perform or observe any of the other covenants, terms and conditions imposed on Subtenant by this Sublease and failure to remedy and/or remove said breach, within fifteen (15) days after receipt of notice from Sublandlord; or in the event that Subtenant makes an assignment for the benefit of creditors; or if Subtenant is adjudged as bankrupt; or a debtor reorganization, arrangement or similar petition or proceeding shall be filed by or against Subtenant under any chapter or provision of the Federal Bankruptcy Code, so called; or in the event any receiver is appointed over the assets of said Subtenant, or said Subtenant's leasehold interest shall be attached or levied upon, and such receivership, attachment or levy is not vacated and/or removed within fifteen (15) days thereafter; then in any of the above cases, it shall be lawful for Sublandlord thereupon, or any time thereafter at Sublandlord's option, and notwithstanding any waiver of any prior breach of any covenant, term or condition, to enter into or upon the Leased Premises or any part thereof, in the name of the whole, repossess the same of its former state, and to expel Subtenant and those claiming by, through or under Subtenant, and remove its effects, without being guilty of any manner of trespass, or Sublandlord may send written notice to Subtenant of the termination of this Sublease, and upon entry of the aforesaid, or in the event that Sublandlord shall send to Subtenant notice of the termination as above provided, on the tenth (10th) day next following the date of sending the notice, this Sublease shall terminate.

       In case of such termination, Subtenant will indemnify Sublandlord each month against all loss of rent and all obligations which Sublandlord may incur by reason of any such termination between the time of termination and the expiration of the term of this Sublease, or at the election of Sublandlord, exercised at the time of termination, or any time thereafter, Subtenant, in addition to any amounts due by reason of such indemnification up to the time of such election, will pay the Sublandlord as liquidated damages, such amounts as at the time of said election will represent the difference between the rent reserved hereunder for the unexpired portion of the term and the then fair and reasonable value of the Leased Premises for the same period. At the time of termination, or at any time thereafter, Sublandlord may rent the Leased Premises, and for a term which may expire after the expiration of the term of this Sublease without releasing Subtenant from any liability whatsoever, and the Subtenant shall be liable for any expenses incurred by Sublandlord in connection with obtaining the possession of the Leased Premises, with removing from the Leased Premises property of Subtenant and persons claiming by, through or under it (including warehouse charges), and with putting the Leased

Premises in good condition for reletting, including, without limitation, reasonable attorneys' fees and brokers' fees, and any monies collected from any reletting shall be applied first to the foregoing expenses, and then to the payment of rent, and all of the payments due from Subtenant to Sublandlord.

       12. Prior Agreements Superseded. This Sublease constitutes the sole and only agreement of the parties hereto and any and all prior understanding or written or oral agreements, representations and promises between the parties representing the within the subject matter.

       13. Amendments. No amendment, modification, or alteration of the terms of this Sublease shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

       14. Successors. This Sublease shall be binding on the heirs, executors, successors and assigns of the parties hereto.

       15. Governing Law. This agreement shall be construed under and in accordance with the laws of the State of Texas.

       16. Notices. Unless otherwise provided herein, any notice, tender of delivery to be given hereunder by either party to the other may be effected in writing by personal delivery, registered or certified mail, postage prepaid, return receipt requested, or by telefax, with confirmation of receipt. Notice shall be deemed received when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

              For Sublandlord:

              Weatherford U.S., Inc.
              1360 Post Oak Blvd., Suite 1000
              Houston, TX 77056
              Attention: Manager, Administrative Services
              Telefax: (713) 621-0994

              With a copy to:

              Weatherford International Incorporated
              1360 Post Oak Blvd., Suite 1000
              Houston, Texas 77056
              Attn: H. Suzanne Thomas
              Telefax: (713) 622-0913

              For Subtenant:

              American Oilfield Divers, Inc.
              130 E. Kaliste Saloom Road
              Lafayette, LA 70508
              Attn: Quinn J. Hebert
              Telephone: (318) 234-4590
              Telefax: (318) 232-7306

However, the parties hereto shall have the right from time to time to change their respective addresses by giving at least fifteen (15) days written notice to the other party.

       17.    Incorporation and Assumption of Master Lease.

              (a) Subtenant hereby acknowledges and consents to the performance and assumption of any and all obligations, covenants and agreements of Sublandlord as set forth in the Master Lease, except for those obligations incurred by Sublandlord prior to the commencement of the term of this Sublease and provided that Subtenant shall not be bound by any amendments or modifications to the Master Lease after the date of this Sublease unless agreed to in writing by Subtenant. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless against any claim or liability asserted against Sublandlord by reason of Subtenant's failure to perform Sublandlord's obligations, covenants and agreements under the Master Lease.

              (b) Sublandlord does not assume the obligations of Landlord under the provisions of the Master Lease, but shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Sublandlord represents and warrants to Subtenant that it is the "Lessee" under the Master Lease and is authorized to enter into this Sublease and consummate the transactions contemplated hereby this Sublease, subject to obtaining Landlord's consent hereto.

              (c) Sublandlord represents that Exhibit "A" is a true and correct copy of the Master Lease relating the Leased Premises and that there is not, nor will there be up to and including commencement date of the term of this Sublease, other agreements or obligations, written or otherwise, between Sublandlord and Landlord, except for Landlord's Consent. Subtenant shall not assume any obligations, covenants or agreements to relating to the Master Lease other than those expressly assumed pursuant to this Sublease.

              (d) Sublandlord represents and warrants to Subtenant that Sublandlord has satisfied all of its financial and other obligations under the Master Lease up to and including the date of this Sublease and Sublandlord shall indemnify and hold Subtenant harmless from any liability, claims, damages, costs or expenses incurred or suffered by Subtenant in connection with, arising out of, or relating to Sublandlord's obligations under the Master Lease which were incurred prior to execution of this Sublease.

              (e) Sublandlord hereby indemnifies and agrees to hold Subtenant harmless and to defend Subtenant against any and all liabilities, claims, losses, costs, damages, expenses, including attorneys' fees, demands and judgments (including but not limited to claims, demands, suits, costs and expenses for bodily injury, illness, disease, death or loss of services, property or wages and costs associated with hazardous waste site clean up) to which Subtenant may be subject as a result of toxic substances or hazardous wastes, presently existing, known or unknown to Sublandlord, located on or beneath the Leased Premises, unless caused by the wilful acts or omissions or fault of Subtenant, provided that Sublandlord's obligation to indemnify and to hold Subtenant harmless on the terms stated herein shall be limited to One Million Dollars ($1,000,000.00) and shall mirror Landlord's obligation to Sublandlord under Section 11 of the Master Lease. Sublandlord's obligation hereunder shall survive the termination of this Sublease.

       18. Sublandlord will pay Latter & Blum ("Agent") a cash commission equal to 6% of the scheduled gross rentals owed by Subtenant under this Sublease, to be paid annually in advance. Sublandlord further agrees to pay the same percentage commission, payable in like manner, in the event of any and all renewals, extensions, expansions or new subleases made with Subtenant or any nominee, sublessee or assignee thereof. In the event Sublandlord assigns its interest in this Sublease during the term hereof, Sublandlord shall ensure that is assignee assumes and of its obligations hereunder to Agent, and shall guarantee that such payments will be made.

       IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement in duplicate as of the date first above written.

SUBTENANT:                                     SUBLANDLORD:

AMERICAN OILFIELD DIVERS, INC.                 WEATHERFORD U.S., INC.

By:      /s/ Tom M. Kellahan               By:      /s/ Jon Nicholson
   -------------------------------            ----------------------------------

Name: Tom Kellahan                         Name: Jon Nicholson

Title: General Manager, Operations         Title: Vice President

Date: February 14, 1995                    Date: February 13, 1995


                               Landlord's Consent

       The undersigned warrants and represents that it is the true and lawful owner of the underlying premises which are the subject matter of the Sublease, to which this Consent is appended, and that it has the full right and authority to consent to the Sublease. Accordingly, the undersigned does hereby grant its consent to said Sublease, without releasing Weatherford U.S., Inc. (Homco International, Inc.) from any liability under the Master Lease.

                                           LANDLORD

                                           RATHBORNE PROPERTIES, INC.


                                           By:  /s/ Gregory C. Lier
                                                --------------------------------

                                           Name:   Gregory C. Lier

                                           Title:  Vice President

                                           Date:   2/14/95

                                  EXHIBIT "A"


       A certain parcel of ground situated in the Parish of Jefferson, State of Louisiana, near the unincorporated village of Harvey, in Section "C", Block "G-I", Rathborne Land Company, Inc., Industrial Subdivision, said parcel located on the southeast corner of Eighth Street and St. Joseph Lane, this being the point of beginning; going east a distance of 123', thence south a distance of 321', thence west a distance of 93', thence northwest a distance of 56' (more or less), thence a distance of 275' to point of beginning, together with all improvements located thereon, including a 46' x 140' building (Building 1); and

       All of the above and foregoing shall be collectively referred to as the "Leased Premises".

                             Exhibit B to Sublease

                                  SUPPLEMENTAL

                              MEMORANDUM TO LEASE

MEMORANDUM OF LEASE, made this 16th day of August, 1989, between Rathborne Properties, Inc., a Louisiana corporation, having its principal place of business at 100 Pailet Drive, Harvey, Louisiana 70058, (hereinafter "Lessor") and HOMCO International, Inc., a Delaware corporation, having its principal place of business at 4710 Bellaire Boulevard, Suite 200 Bellaire, Texas 77401, (hereinafter "Lessee").

                                  WITNESSETH:

WHEREAS, Lessor entered into a lease (hereinafter "Lease") with Lessee as of October 14, 1988 leasing unto Lessee all that certain premises located near the unincorporated village of Harvey, Parish of Jefferson, State of Louisiana, as more particularly described as follows:

A certain parcel of ground situated in the Parish of Jefferson, State of Louisiana, near the unincorporated village of Harvey, in Section "C", Block "G-1", Rathborne Land Company, Inc., Industrial Subdivision, said parcel located on the southeast corner of Eighth Street and St. Joseph Lane, this being the point of beginning; going east a distance of 123.07', thence south a distance of 515.91', thence west a distance of 58', then north a distance of 195', thence west a distance of 35', thence northwest a distance of 58.36', thence a distance of 275' to point of beginning, together with all improvements located thereon, including a 46' x 140' building (Building 1); and a warehouse building measuring 50' x 200' newly constructed on above site as per plans and specifications attached to original lease as Exhibit "A" (the "Leased Premises").

WHEREAS, the Lease and said Memorandum of Lease provide that Lessor and Lessee would record a Supplemental Memorandum of Lease stating the commencement date and the term of the Lease and certain other dates relating to Lessee's option to extend the term of the lease.

NOW, THEREFORE, Lessor and Lessee hereby agree and state for recording that:

       1. The date of commencement of the Lease was August 1, 1989, and the original term of the Lease shall expire on July 31, 1999, unless sooner terminated.

       2. Pursuant to the Lease, Lessee may extend the term of the Lease as follows:

       Lessee is hereby granted the privilege of revewing this lease for two additional periods of five (5) years or form a period of six (6) months under the following terms and conditions:

       (a) At least ninety (90) days prior to the expiration of this lease, Lessee shall give Lessor, by certified United States mail, addressed to Lessor at Harvey, Louisiana, written notice of its election to renew, or not to renew, for the next ensuring five (5) year term or for a six (6) month term.

       (b) If Lessee elects to renew for an additional term of five years, Lessee and Lessor shall meet not later than thirty (30) days after the receipt of said certified notice to determine the rental for the renewal period, which yearly rental shall in no case be less than the preceding year's rental.

       If Lessor and Lessee are unable to agree upon the new rental, they shall each designate an appraiser to arbitrate said rent. Any such arbitrated rent shall be based on the fair rental value of the property for the first year, which yearly rental shall in no case be less than the rent for the preceding year's rental, adjusted upward by 3%. Should said appraisers be unable to agree upon the new renal, a third appraiser shall be appointed by the New Orleans Real Estate Board and the decision of any two of the said appraisers shall be final and binding on Lessor and Lessee. Lessor and Lessee shall each pay the fee of their appraiser, and the fee of the appraiser selected by the President of the New Orleans Real Estate Board shall be pro rated equally between Lessor and Lessee.

       3. This Supplemental Memorandum of Lease is solely for recording purposes and shall not be construed to alter, modify or supplement the Lease, of which this is a memorandum.

       IN WITNESS WHEREOF, this Supplement Memorandum of Lease has been duly executed by the parties hereto the day and year first above written.


WITNESSES:                              RATHBORNE PROPERTIES, INC.:


/s/ Leander E. Horizon                  By: /s/ Robert E. Becker
----------------------------------          ------------------------------------
                                            Robert E. Becker, President

/s/ Barbara M. Miller
----------------------------------

/s/ Suzanne L. Lewallen                 HOMCO INTERNATIONAL, INC.:
----------------------------------

/s/ Charles B. Martin                   By:/s/ Burton S. Dubowy
----------------------------------         -------------------------------------
                                           Burton S. Dubowy
                                           Vice President

                                  EXHIBIT "A"


                                 Specifications

                               2620 Eighth Street

METAL BUILDING DESCRIPTION

WIDTH:                50'
LENGTH:              200'
HEIGHT:              16'
ROOF SLOPE:          1/12
BAY SPACING:         25'
ROOF COVERING:       26     gauge standard seam roof sheets which are zinc
                     aluminum having a UL 90 rating roof and a 20 year
                     declining warranty.
WALL COVERING:       Will be a standard 26 gauge colored wall panels.
LIVE LOAD:           20 PSF
WIND LOAD:           20 PSF

Building will receive gutters and downspouts.  This building will have three
(3) downspouts on each side of building.

Building will receive 2" vinyl insulation on roof and walls.

METAL BUILDING DESCRIPTION

Building will receive two (2) each 3070 metal doors with standard locking. Building will receive three (3) 14' x 14' sectional overhead doors with hi-lift tracking. Building will receive eight (8) 9" x 10' monovents with birdscreens and dampers. Building will receive thirty (30) wall lights approximately 3' x 5'. Columns of building will be beefed up in order to receive one (1) 3 ton top running crane. Building will receive approximately 400 feet of beam, eighteen (18) braces, four (4) wheels stop and necessary hook bolts to attach rails to beam. The crane will be supplied by Homco International, Inc. to fit crane rails. Metal Building will receive two (2) 48" wall mounted fans and louvers.

FOUNDATION

Slab to consist of 3,000 PSI concrete, 6" thick with 6 x 12 0/1 highway mesh. Slab will receive 6 mil. visqueen for waterproofing purposes. All exterior and interior beams will receive four (4) #5 rods running continuously with #3 stirrups at 4 foot on center. There will be fourteen (14) interior footing in order to carry the load of building and crane systems. These foootings will be 4 x 4 x 20" deep with five (5) #5 running each way. In wall footing, will consist of six (6) 3 x 3 x 20" deep having four (4) #5 running each way.

ELECTRICAL

FURNISH AND INSTALL:

14 each 250 watt Mercury Vapor Hi Bay Fixtures.
14 each 110V duplex outlets.
 5 each single pole switches.

 1 each circuit for bridge crane.
 1 each 15 KVA transformer single phase.
 1 each 20 circuit 120-240V breaker panel.
 1 each 200 AMP 480V 30 4 wire breaker panel.
 2 each wall mount fans with shutters.

Incoming service to be 400 AMP 480V 30 4 wire overhead. Includes all necessary breakers and circuits for above mentioned lights, outlets, fans and duplex outlets.

DRAINAGE AND OUTSIDE PAVING

Work includes aproximately 4,000 square feet of outside paving. This concrete will be 3,000 PSI and have keyway joint at fifteen (15) foot on center and this concrete will be 6" thick. Also included is sub-surface drainage which will consist of one (1) manhole, two (2) catch basin, 30 feet of 23" rc/pipe and 110 feet of 10" PVC/pipe.

NOTE:

Slab of small building to right of property will be removed. Building is to be removed by Lessee.

The Builder on this project shall be:
Landmark Builders, Inc.
5127 Taravella Road, Suite A
Marrero, Louisiana 70072

They shall furnish us with all workmen's compensation, builder's risk and liability insurance, all parish and fire marshall permits and survey's to set corners of building.

They shall also include drawing plans for the purpose of getting parish and fire marshall approval, said plans to be stamped by licensed engineer or by architect.

                                                           /s/ C. Martin 11/4/88

                                LEASE AMENDMENT

       This amendment entered into by and between Rathborne Properties, Inc., a Louisiana corporation herein acting by and through Robert E. Becker, its President, (hereinafter referred to as Lessor), and Homco International, Inc. (hereinafter called Lessee) herein represented by Burton Dubowy its Vice
President:

                                   WITNESSETH

              1. That certain lease agreement between the parties hereto dated October 14, 1988 covering a parcel of land measuring 123' fronting Eighth Street in Harvey, Louisiana together with improvements, is hereby amended by changing Paragraph 2 of said lease to read as follows:

2.     Premises

              A certain parcel of ground situated in the Parish of Jefferson, State of Louisiana, near the unincorporated village of Harvey, in Seciton "C", Block "G-1", Rathborne Land Company, Inc., Industrial Subdivision, said parcel located on the southeast corner of Eighth Street and St. Joseph Lane, this being the point of beginning; going east a distance of 123.07', thence south a distance of 515.91', thence west a distance of 58', thence north a distance of 195', thence west a distance of 35', thence northwest a distance of 58.36', thence a distance of 275' to point of beginning, together with all improvements located thereon, including a 46' x 140' building (Building 1); and

              A warehouse building measuring 50' x 200' (Building 2) which Lessor, at Lessor's sole cost and expense, shall have constructed on the above site as per plans and specifications attached (to original lease) and referred to as Exhibit "A" (the Plans and Specifications"). This construction shall conform to all state and local ordinances that apply.

              All of the above and foregoing shall be collectively referred to as the "Leased premises."

              This lease shall also include certain additional improvements to Building 2 requested by Lessee which include: The installing of four gas fire unit heaters, having a capacity of 200,000 BTU input each. The installation shall include running gas lines, electrical and thermostat work.

              2. Said lease dated October 14, 1988 is hereby further amended by changing paragraph 5 to read as follows:

5.     Rent

              Rental for the first five years of this lease shall be at the rate of Thirty-Four Thousand Two Hundred Twenty-Four ($34,224.00) Dollars per year, payable at the monthly rate of Two Thousand Eight Hundred Fifty-Two and No/100 ($2,852.00) Dollars each month in advance. Rental for the second five year period shall be increased by the amount of increase, if any, in the Gross National Product Implicit Price Deflator Index published by the U.S. Department of Commerce. The index published for January 1988 shall be considered the base index for this purpose, and the index for January, 1993 shall be used to determine the amount of rental increase, if any, for the second five years of this lease. In no event shall any adjustment hereunder cause a reduction in the rental payable to Lessor.

              This amendment shall become effective upon the commencement of that certain lease agreement between the parties hereto dated October 14, 1988.

              IN WITNESS WHEREOF the parties have hereunto affixed their signatures as of this 28th day of December, 1988.

WITNESSES:                              RATHBORNE PROPERTIES, INC.

/s/ Leander E. Horizon                  By:  /s/ Robert E. Becker
--------------------------------             -----------------------------------
                                             Robert E. Becker, President
/s/ Barbara M. Miller
--------------------------------


--------------------------------        HOMCO INTERNATIONAL, INC.

/s/ Mary Jane Leard                     By:  /s/Burton Dubowy
--------------------------------             -----------------------------------
                                             Burton Dubowy, Vice President




[BLUEPRINT OF PROPERTY]

                          LEASE OF COMMERCIAL PROPERTY

1.     Parties

       RATHBORNE PROPERTIES, INC. (hereinafter called Lessor) represented herein by Robert E. Becker, its President, duly authorized by resolution of the Board of Directors of said Corporation annexed hereto, hereby leases to HOMCO INTERNATIONAL, INC. (hereinafter called Lessee) herein represented by Burton Dubowy, its Vice President duly authorized, the following described premises:

2.     Premises

       A certain parcel of ground situated in the Parish of Jefferson, State of Louisiana, near the unincorporated village of Harvey, in Section "C", Block "G-I", Rathborne Land Company, Inc., Industrial Subdivision, said parcel located on the southeast corner of Eighth Street and St. Joseph Lane, this being the point of beginning; going east a distance of 123', thence south a distance of 321', thence west a distance of 93', thence northwest a distance of 56' (more or less), thence a distance of 275' to point of beginning, together with all improvements located thereon, including a 46' x 140' building (Building 1); and

       A warehouse building measuring 50' x 200' (Building 2) which Lessor, at Lessor's sole cost and expense, shall have constructed on the above described site as per plans and specifications attached and referred to as Exhibit "A" (the "Plans and Specifications"). This construction shall conform to all state and local ordinances that apply.

       All of the above and foregoing shall be collectively referred to as the "Leased Premises".

3.     Term

       This lease is for a term of ten (10) years, commencing on the day on which lessor delivers to Lessee possession of the Leased Premises broom clean, including Building 2 substantially completed (which shall be defined to mean fully complete except for punch list items, which are limited to small items that would not prevent Lessee from fully occupying the Leased Premises for the purposes for which intended) by Lessor in accordance with the Plans and Specifications. The taking of possession of the Leased Premises shall not constitute a waiver by Lessee of any defects in the Leased Premises or any failure by Lessor to perform its agreement herein contained. Lessor shall be obligated to complete fully Building 2 in accordance with the Plans and Specifications, and Lessee, at any time within one (1) year thereafter, may require Lessor to perform all of its agreements and repair any such defects with respect to Building 2.

4.     Delayed Possession

       Should Lessee be unable to obtain possession through no fault of Lessor, but because of delays of tenants, or because the contractor or workmen have not brought Building 2 or other improvements to be constructed by lessor hereunder to a condition permitting occupancy, whether by the fault and neglect of such workmen or contractor, or because of the occurrence of events such as Acts of god, floods, strikes, wars, etc., there will be no liability on the part of Lessor for such delay, and Lessee is obligated to accept the Leased Premises for occupancy and rentals will commence upon the substantial completion (as defined in Section 3 above) of the improvements, including the repairs to Building 1 as specified below and construction of Building 2 in accordance with the Plans and Specifications.

       Lessor, at no cost to Lessee, shall, prior to delivery of possession of the Leased Premises to Lessee, make the following repairs to Building 1:

              (i) Replace all exterior doors, including two roll up doors and two personnel doors;

              (ii) Replace all broken glass in all exterior and interior windows;

              (iii)  Repair all leaks in the roof and seal roof;

              (iv)   Remove "Continental Emsco" logo from Building;

              (v)    Replace interior tile floor; and

              (vi)   Place plumbing and wiring in good working order.

       Notwithstanding the foregoing, should Lessor fail to substantially complete the construction required hereunder for any reason within six (6) months after Lessor's contractor has obtained a building permit, then Lessee may terminate this lease on thirty (30) days written notice to Lessor and thereafter Lessor and lessee shall have no further obligations hereunder.

       Lessor, at least ten (10) days prior to the date that Building 2 shall be substantially completed, shall give written notice to Lessee of the date on which lessor anticipates that it will substantially complete Building 2 and deliver possession thereof to Lessee. Lessee shall have the right to rely upon the date so designated by Lessor in planning for Lessee's opening and in the event Lessor cannot meet such date for any reason whatsoever (except for delays occurring due to events beyond the reasonable control of Lessor, in which event Lessor immediately will take such reasonable steps and actions to overcome the delay), Lessee shall have the right to enter the Leased Premises in order to install its furniture, fixtures, appliances and equipment at this time, without incurring any obligation to pay rent until Building 2 is substantially completed in accordance with the Plans and Specifications.

       Lessor shall prepare and deliver to Lessee one sepia and one complete set of "as built" final Plans and Specifications as soon as the same are available following the completion of Building 2.

5.     Rent

       Rental for the first five years of this lease shall be at the rate of Thirty-Three Thousand Two Hundred Four and No/100 ($33,204.00) Dollars per year, payable at the monthly rate of Two Thousand Seven Hundred Sixty-Seven and No/100 ($2,767.00) Dollars each month in advance. Rental for the second five year period shall be increased by the amount of increase, if any, in the Gross National Product Implicit Price Deflator Index published by the U.S. Department of Commerce. The index published for January 1988 shall be considered the base index for this purpose, and the index for January, 1993 shall be used to determine the amount of rental increase, if any, for the second five years of this lease. In no event shall any adjustment hereunder cause a reduction in the rental payable to Lessor.

6.     Use of Premises

       The Leased Premises herein leased are to be used for the purpose of providing commercial and/or industrial manufacturing, sales, supplies and services, and the property shall never be used for the sale of intoxicating liquors. Lessee is obligated not to use the Leased Premises for any purpose that is unlawful.

7.     Condition and Maintenance

       Unless otherwise provided, Lessee agrees to keep the improvements on the Leased Premises in the same order as received during the term of his lease, normal wear and tear excepted. The care, maintenance and repairs of the Leased Premises, unless damaged by lessor or its agents and except as otherwise provided herein, are assumed by Lessee. Lessee, however, shall not be obligated to repair or replace the foundations, the load-bearing walls and the exterior walls of the Buildings and the roofs of the Buildings, unless damaged by Lessee or its agents, nor shall Lessor be responsible for any such repairs (except as otherwise provided for in this lease) unless damaged by Lessor or its agents. Lessee agrees to pay all bills for utilities, including water, sprinkler service, electricity, gas and other service, and to comply, at Lessee's expense, with all ordinances and laws, now existing or to be enacted, and at the termination or cancellation of this lease to return the Leased Premises broom clean and free from trash and in like good order as received by actual delivery of the keys to Lessee, the usual decay, wear and tear excepted.

       Lessor shall, without cost to Lessee, make all repairs to Building 2 caused by lessor's or its employee's, agents' licensees' or contractors' failure to construct Building 2 in accordance with the Plans and Specifications or any defects in workmanship or as the result of the act, default or negligence of Lessor, its employees, agents, licensees or contractors.
Lessor's obligation to make repairs to Building 2 as provided for herein shall not extend for more than one year after the commencement of this lease.

8.     Insurance

       Lessee hereby assumes liability for personal injury and/or property damage arising on the Leased Premises during the term of this lease and agrees to indemnify and hold Lessor harmless from any and all claims, demands, damages, costs or causes of action for personal injury and/or property damages arising on the Leased Premises, unless caused by the willful acts or omissions or gross negligence of Lessor, its employees or agents. Lessee shall maintain at least $500,000 bodily injury and property damage liability insurance through an insurance carrier or on a self-insured basis. Lessor shall be furnished with a certificate of insurance with a 30-day notice of cancellation or material change in coverage for Lessee's umbrella coverage. Lessor in his sole judgment shall determine the insurable value of the building and improvements on the Leased Premises and Lessor shall maintain flood, fire, lightning and extended coverage insurance for said amount providing such insurance can be procured; and Lessee shall pay to Lessor, as additional rental, the actual amount of the yearly premium on said insurance, provided, however, that Lessee shall be obligated to put nothing on the Leased Premises which would forfeit the insurance. Should the Lessee's occupation or business render the Lessor unable to secure proper insurance, then Lessee hereby grants to Lessor the option of cancelling this lease, Lessee waiving all delays and agreeing to surrender possession at once if notified by lessor to do so. Lessee shall be further obligated to notify Lessor, in writing, any time the Leased Premises will be unoccupied, so that necessary vacancy permits may be obtained from Lessor's insurers and failure to comply with this provision shall make Lessee liable for any loss or damage sustained by Lessor.

       Nothing herein shall prevent Lessee from obtaining additional insurance for the benefit of Lessee upon improvements or contents on or i the Leased Premises.

       If the improvements on the Leased Premises are lost or damaged by fire or other casualty and such loss or damages may be repaired or replaced within one hundred twenty (120) days from date of such fire or casualty, Lessor shall have the option either to repair or to replace the improvements at its costs or to notify Lessee, in writing, within thirty (30) days from date of such loss or damage that it will not undertake to repair or replace such loss or damage. Should Lessor refuse to make said repairs or replacements, Lessee shall, at its option, have the right to cause such loss or damage to be repaired or replaced within one hundred twenty (120) days from date of loss or damage, at Lessee's expense; provided, however, that upon completion of said repair or replacement, Lessee shall certify to Lessor that all items of repair or replacement have been completed and the total cost thereof, and within ten (10) days of receipt of such certification, Lessor shall remit to Lessee either (a) the proceeds received by Lessor from the policy or policies of insurance covering said improvements or (b) the cost of such repair or replacement, whichever is less.

       If neither Lessor nor Lessee undertakes such repair or replacement this lease shall terminate as of the date of such loss or damage.

       Should either Lessor or Lessee undertake the repair or the replacement of improvements under this lease, such repair or replacement shall return the premises to as nearly like their condition prior to such damage as shall be practical unless the parties agree otherwise in writing.

       If the whole or any part of the Leased Premises shall be damaged or destroyed or rendered untenantable after the commencement of this lease through no fault of Lessee, then Lessee shall be entitled to a reduction or remission of rent in the proportion that the portion of the Leased Premises of which Lessee shall be deprived on account of such damage or destruction bears to the total Leased Premises, based on the following percentages: 23% of the rent shall be allocated to Building 1; 46% of the rent shall be allocated to Building 2; and 31% of the rent shall be allocated to the remainder of the Leased Premises. This reduction or remission shall terminate upon the completion of repairs.

9.     Taxes

       For every year (or part of year) that this lease is in effect, Lessee agrees to pay as additional rental, all taxes on both the land and improvements leased herein and on any improvements placed upon the Leased Premises by either Lessee or Lessor during the life of this lease, including all ad valorem taxes and ad valorem assessments and, in addition, the installment amount including principal and interest, for each lease year of all assessments now existing or hereafter assessed against the leased land on an acreage, front footage, or other than ad valorem basis. All such additional rent shall be paid by Lessee to lessor within thirty (30) days after lessor has provided Lessee with a complete copy of a bill from the taxing authority stating that the taxes are due. It is distinctly understood and agreed that Lessor shall have the right to join with other sin requesting improvements on or adjacent to the Leased Premises to be paid for on an assessment basis and the fact that Lessor so joins in such requests shall not in any manner relieve Lessee of the obligations with respect to payment of the amount of all assessments hereafter assessed against the leased land on an acreage, front footage or other than ad valorem basis. Should a "one time only" assessment be hereafter assessed against the Leased Premises, Lessee shall only be obligated to pay one-tenth (1/10) of said assessment per year for the remainder of the lease term or ten
(10) years whichever is shorter.

       Lessee, at its own cost and expense, may contest by appropriate proceedings the amount of any such tax and Lessee may, if it shall so desire, endeavor at any time by appropriate proceedings to obtain a reduction in the assessed valuation of the Leased Premises for tax purposes. However, Lessee may not withhold payment of tax to Lessor. In the event that Lessee's efforts cause a rebate or refund of tax to Lessor, Lessor shall refund in like manner to Lessee.

       Nothing contained in this lease shall require Lessee to pay any estate, inheritance, succession, capital levy, corporate franchise, sales, use, gross receipts, transfer or income tax of Lessor or any tax payable by lessor in rentals, nor shall any of the same be deemed real estate taxes.

10.    Public Taking

       If after the execution of this lease and prior to the expiration of the term hereof, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by lessor to said authority in lieu of such taking, then this lease and the term hereof shall cease and terminate as of the date of such taking; subject, however, to the right of Lessee, at its election, to continue to occupy the Leased Premises, subject to the terms and provisions of this lease, for all or such part, as Lessee may determine, of the period between the date of such taking and the date when possession of the Leased Premises shall be conveyed to the condemning authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Lessee.

       If, after the execution of this lease and prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, make a taking of, or Lessor shall convey to said authority in lieu of such taking, any portion of the Leased Premises, then this lease and the obligation to pay rent hereunder shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If such taking (i) results in any reduction of Building 1 or 2; (ii) results in a reduction of 15% or more of the land constituting the Leased Premises other than the land under Buildings 1 and 2; or (iii) results in a taking of the access roads to the Leased Premises that substantially impedes or substantially interferes with access to the Leased Premises, then Lessee may, at its election, terminate this lease by giving Lessor notice of the exercise of Lessee's election within thirty (30) days after Lessee shall receive notice of such taking. In the event of termination by Lessee, this lease and the term hereof shall cease and terminate as of the date of such taking, subject to the right of Lessee, at its election, to continue to occupy the Leased Premises, subject to the terms and provisions of this lease, for all or such part, as Lessee may determine, of the period between the date of such taking and the date when possession shall be taken by the condemning authority of the Leased Premises, and any unearned rent or other charges, if any, paid in advance by Lessee shall be refunded to Lessee. However, in order to keep this lease in force and effect, lessor shall have the option of substituting equivalent premises, fit for the use for which Lessee was using the premises so taken and located within the same municipal block as the Leased Premises, in an equal amount and in at least as good a condition as that portion of the Leased Premises taken.

11.    Indemnity

       Lessor hereby indemnifies and agrees to hold Lessee harmless and to defend Lessee against any and all liabilities, claims, losses, costs, damages, expenses, including attorneys' fees, demands and judgments (including, but not limited to, claims demands, suits, costs and expenses for bodily injury, illness, disease, death or loss of services, property or wages and costs associated with hazardous waste site clean-up) to which Lessee may be subject as a result of toxic substances or hazardous wastes, presently existing, known or unknown to Lessor, located on or beneath the Leased Premises, unless caused by the willful acts or omissions or fault of Lessee. Lessor's obligation to indemnify and to hold Lessee harmless on the terms stated above shall be limited to One Million ($1,000,000.00) Dollard and shall survive the term of this lease.

12.    Notice

       Any notices, demands or citations under this lease are to be in writing and addressed as follows: To Lessor -- Rathborne Properties, Inc., P. O. Box 157, Harvey Louisiana 70059; to Lessee -- Homco International, Inc., P. O. Box 2442, Houston, Texas 77252 and P. O. Box 663, Harvey, Louisiana 70059.

13.    Signs or Decorations

       Lessee is obligated not to display in, on or above the Leased Premises any sign or decoration, the nature of which, in the judgment of Lessor, is dangerous, unsightly or detrimental to the property. Lessee is prohibited from painting any signs on the Leased Premises without the written consent of Lessor, and Lessee is obligated to promptly remove at or before the expiration of this lease, any and all signs painted or placed in or upon any part of the Leased Premises to Lessor's satisfaction, and Lessee is obligated to pay the cost of said removal, plus attorney's fees, in the event of failure to carry out this obligation.

       Lessee must allow prospective purchasers authorized by Lessor or agent to visit the premises in view of buying during the term of this lease from 10 A.M. to 5 P.M. on business days. Lessor also reserves the right to keep on the Leased Premises "For Rent" cards during the ninety (90) days preceding the expiration of this lease; and Lessee must allow parties authorized by Lessor or its agent to visit the Leased Premises in view of renting for ninety (90) days prior to expiration, from 10 A.M. to 5 P.M. on business days. Lessor shall give Lessee twenty-four (24) hours oral notice prior to visiting the Leased Premises.

14.    Responsibility for Damages

       Lessor will not be responsible for damage caused by defects in the sprinkler systems, by leaks in the roof, by bursting of pipes, by freezing or otherwise, or by any vices or defects of the Leased Premises or the consequences thereof, except in the case of positive neglect or failure to take action toward the remedying of such defects as are required by the lease to be remedied by Lessor within reasonable time after having received written notice from Lessee of such defects and the damage caused thereby. Should Lessee fail to promptly so notify Lessor, in writing of any such defects, Lessee will become responsible for any damage resulting to Lessor or other parties. Lessee shall be subrogated to the rights of Lessor against third parties to the extent of any damages suffered by Lessee.

15.    Vacating Premises

       In the event of Lessee being absent from the Leased Premises, Lessor or his agent shall be notified in writing where keys may be had in order that the Leased Premises may be shown to prospective tenants or purchaser. Should Lesse not allow prospective tenants or purchasers to inspect the property, as provided herein, Lessor has the option to consider this lease renewed for one year under the same terms and conditions, or may hold Lessee responsible for damages, and Lessor or agent has the further option to enter the premises by any means, without responsibility to Lessee for any loss or damage resulting therefrom.

       Should the Leased Premises be vacated or abandoned by Lessee because of ejectment for breach hereof, then the rent for the unexpired term with attorney's fees, shall at once become due and exigible, and Lessor, at his option, has the right to cancel the lease, or re-enter and let the Leased Premises for such price and on such terms as may be immediately obtainable and apply the net amount realized to the payment of the rent. Notwithstanding the foregoing, should Lessee vacate the Leased Premises but continue to be in compliance with all other conditions of this lease, Lesee shall not be deemed to be in breach of this lease and Lessor shall not have available the remedies set forth in this Section 15 or Section 18 of this lease.

16.    Surrender of Premises

       At the expiration of this lease, or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay any and all damages, but in no case less than five
95) times the rent per day, with attorney's fees, costs, etc. Lessee also expressly waives any notice to vacate at the expiration or termination of this lease and all legal delays, and hereby confesses judgment with costs placing Lessor in possession to be executed at once. Should Lessor allow or permit Lessee to remain on the Leased Premises after the expiration or termination of this lease, this shall not be construed as a reconduction of this lease, and the lease shall continue in effect but on a month-to-month basis. In the event of any such month-to-month continuance, the rent may be changed or the lease terminated upon thirty (30) days prior written notice. The time of the lease shall not be reconducted but all other conditions thereof shall continue to govern on a month-to-month basis.

17.    Sublease

       Lessee shall not be permitted to mortgage its leasehold interest or any improvements upon the Leased Premises, to assign this lease, to rent or sublet or grant use or the possession of the Leased Premises to any other party, without the written consent of the Lessor, which consent shall not be unreasonably withheld, and then only in accordance with the terms of this lease. Any such sublease shall be handled by Lessor at expense of Lessee.

       No auction sales, or any sales of furniture, fixtures, etc., shall be conducted on the premises without the written consent of the Lessor or agent.

18.    Non-Payment of Rent, Etc.

       In the event Lessee shall at any time be in default of the payment of rent or other charges herein required to be paid by Lessee for a period of ten
(10) days after notice to Lessee in writing of such default; or upon the adjudication of Lessee in bankruptcy, the appointment of a receiver for Lessee, the filing of a bankruptcy, receivership or respite petition by Lessee, or upon Lessee's suspension, failure or insolvency, and such condition shall continue for a period of thirty (30 days after notice to Lessee in writing; or should Lessee at any time be in default in the observance or performance of any of the conditions of this lease required to be observed or performed by Lessee and such default shall continue for a period of thirty (30) days (or such longer period if necessary to cure such default, so long as Lesse has taken steps within such thirty day period to cure such default), after notice to Lessee in writing of such default then, at the option of Lessor, the rent for the whole unexpired term of this lease shall at once become due and exigible; and Lessor shall have the further option to at once demand the entire rent for the whole term, or to immediately cancel this lease, or to proceed for past due installments only, reserving the right to later proceed for the remaining installments, all without putting Lessee in default, Lessee to remain responsible for all damages or losses suffered by Lessor, Lessee hereby assenting thereto and expressly waiving the legal notices to vacate the premises. Should an agent or attorney be employed to give special attention to the enforcement or protection of any claim of Lessor arising from this lease, Lessee shall pay, as fees and compensation to such agent or attorney an additional sum of 33 1/3% of the amount of such claim, the minimum fee, however, to be $500.00 or if the claim be not for money, the such sum as will constitute a reasonable fee, together with all costs, charges and expenses.

       Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgences or extensions previously granted. The receiving by lessor, or Lessor's representative of any rent in arrears, or after notice of institution of any suit for possession, or for cancellation of this lease, will not be considered as a waiver of such notice of suit, or of any of the rights of Lessor.

19.    Additional Improvements

       Lessee is obligated not to make any additions or alterations whatever to the Leased Premises without Lessor's written approval. All additions, alterations or improvements made by Lessee with or without consent of Lessor, no matter how attached must remain the property of Lessor, unless otherwise stipulated herein or agreed to by the parties. Lessee expressly waiving all rights to compensation therefor. It is stipulated and agreed that the additions and improvements specified on Exhibit "B" attached hereto shall be and remain the property of Lessee and shall be removed by Lessee upon the termination of this lease. The Lessor at his option, may require the buildings to be replaced in its original condition, normal wear and tear excepted.
Lessor or agent or workmen shall have the right to enter the Leased Premises at any time for the purpose of making repairs necessary for the preservation of the property.

20.    Renewal Option

       Lessee is hereby granted the privilege of renewing this lease for two additional periods of five (5) years or for a period of six (6) months under the following terms and conditions:

       (a) At least ninety (90) days prior to the expiration of this lease, Lessee shall give Lessor, by certified United States mail, addressed to Lessor at Harvey, Louisiana, written notice of its election to renew, or not to renew, for the net ensuring five (5) year term or for a six (6) month term.

       (b) If Lessee elects to renew for an additional term of five years, Lessee and Lessor shall meet not later than thirty (30) days after the receipt of said certified notice to determine the rental for the renewal period, which yearly rental shall in no case bed less than the preceding year's rental.

       If Lessor and Lessee are unable to agree upon the new rental, they shall each designate an appraiser to arbitrate said rent. Any such arbitrated rent shall be based on the fair rental value of the property for the first year, which yearly rental shall in no case be less than the rent for the preceding year's rental, adjusted upward by 3%. Should said appraisers be unable to agree upon the new rental, a third appraiser shall be appointed by the New Orleans Real Estate Board and the decision of any two of the said appraisers shall be final and binding on Lessor and Lessee. Lessor and Lessee shall each pay the fee of their appraiser, and the fee of the appraiser selected by the President of the New Orleans Real Estate Board shall be pro rated equally between Lessor and Lessee.

21.    Quiet Enjoyment

       Lessor covenants and agrees with lessee that upon Lessee's paying the rent and observing and performing all of the terms, covenants and conditions on Lessee's part to be observed and performed hereunder, Lessee may peaceably and quietly have, hold, occupy and enjoy the Leased Premises without hindrance or molestation from lessor or any persons lawfully claiming through Lessor.





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
22.    Recordation

       Simultaneously herewith, Lessor and Lessee have entered into a memorandum of lease for recording purposes and Lessor and Lessee agree, upon the commencement of the term of this lease, to enter into a recordable agreement in the form attached hereto as Exhibit "C" supplementing the lease and specifying the commencement date of the lease and the dates relating to Lessee's option to extend the term of the lease.

       Lessee shall pay all filing fees and costs with respect to recording the memorandum of lease and any supplements or amendment. Lessee covenants and agrees not to record this lease or otherwise disclose the terms thereof.

23.    Sole Agreement

       This lease, together with attached exhibits, constitutes the sole agreement between Lessor and Lessee and supersedes any prior agreements with regard to the Leased Premises. All modifications of this agreement shall be without effect, unless made in writing and signed by authorized representatives of both Lessor and Lessee respectively, Lessee to furnish in writing such authorized representatives.

       IN WITNESS WHEREOF, the parties hereto hereunto affixed their signatures as of this 14 day of October, 1988.

                                      RATHBORNE PROPERTIES, INC.


                                      By: /s/ Robert E. Becker, President
                                          ------------------------------------
                                          Robert E. Becker, President


                                      HOMCO INTERNATIONAL, INC.


                                      By: /s/ Burton Dubowy
                                          ------------------------------------
                                          Burton Dubowy, Vice President





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